Exhibit 99.1

Novo Integrated Sciences Announces Pricing of $8.0 Million Registered Direct Offering

Bellevue, Washington—(Business Wire – April 9, 2021) - Novo Integrated Sciences, Inc. (NASDAQ:NVOS) (the “Company” or “Novo Integrated Sciences”), a U.S.-based provider of multidisciplinary primary healthcare in Canada, today announced it has entered into a securities purchase agreement with certain accredited institutional investors to purchase approximately $8.0 million of its common stock in a registered direct offering and warrants to purchase common stock in a concurrent private placement. The combined purchase price for one share of common stock and each warrant will be $3.35.

Under the terms of the purchase agreement, Novo Integrated Sciences has agreed to sell 2,388,050 shares of its common stock and warrants to purchase up to an aggregate of 2,388,050 shares of common stock. The warrants will be immediately exercisable, will expire on the five year and six-month anniversary of the issuance date and will have an exercise price of $3.35 per share.

Novo Integrated Sciences expects the net proceeds from the registered direct offering and concurrent private placement to be approximately $7,258,500 after deducting the placement agent’s fees and other estimated offering expenses. The offering is expected to close on or about April 13, 2021, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as the sole placement agent in connection with the offering.

The shares of common stock are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-254278), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on March 22, 2021. The warrants issued in the concurrent private placement and shares issuable upon exercise of such warrants were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506(b) of Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. A prospectus supplement relating to the shares of common stock will be filed by Novo Integrated Sciences with the SEC. When available, copies of the prospectus supplement relating to the registered direct offering, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174, or by telephone at (212) 895-3745.

About Novo Integrated Sciences, Inc.

Novo Integrated Sciences, Inc. owns Canadian and U.S. subsidiaries which deliver, or intend to deliver, multidisciplinary primary health care related services and products through the integration of medical technology, advanced therapeutics and rehabilitative science. Our clinicians and practitioners are not authorized to practice primary care medicine and they are not medically licensed to prescribe pharmaceutical based product solutions.

Currently, the Company’s revenue is generated solely through the team of multidisciplinary primary health care clinicians and practitioners from the Company’s subsidiary, Novo Healthnet Limited (“NHL”), providing assessment, diagnosis, treatment, pain management, rehabilitation, education and primary prevention for a wide array of orthopedic, musculoskeletal, sports injury, and neurological conditions across various demographics including pediatric, adult, and geriatric populations through NHL’s 16 corporate-owned clinics, a contracted network of affiliate clinics, and eldercare related long-term care homes, retirement homes, and community-based locations in Canada.

Our specialized multidisciplinary primary health care services include, but are not limited to, physiotherapy, chiropractic care, manual/manipulative therapy, occupational therapy, eldercare, massage therapy (including pre- and post-partum), acupuncture and functional dry needling, chiropody, stroke and traumatic brain injury/neurological rehabilitation, kinesiology, vestibular therapy, concussion management and baseline testing, trauma sensitive yoga and meditation for concussion-acquired brain injury and occupational stress-PTSD, women’s pelvic health programs, sports medicine therapy, assistive devices, dietitian, holistic nutrition, fall prevention education, sports team conditioning programs including event and game coverage, and private personal training.

We believe that “decentralizing” healthcare, through the integration of medical technology and interconnectivity offers an essential solution to the fundamental transformation of healthcare delivery. Specific to non-critical care, ongoing advancements in both medical technology and inter-connectivity are allowing for a shift of the patient/practitioner relationship to the patient’s home and away from on-site visits to primary medical centers with mass-services. This acceleration of “ease-of-access” in the patient/practitioner interaction for non-critical care diagnosis and subsequent treatment minimizes the degradation of non-critical health conditions to critical conditions as well as allowing for more cost-effective healthcare distribution.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com For more information on NHL, please visit www.novohealthnet.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Novo Integrated Sciences’ filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond Novo Integrated Sciences’ control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo Integrated Sciences’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo Integrated Sciences assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

Contact:

Chris David, President

Novo Integrated Sciences, Inc.

chris.david@novointegrated.com
(206) 617-9797